UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2009, Triad Guaranty Insurance Corporation (“Triad”), the wholly-owned operating mortgage insurance subsidiary of Triad Guaranty Inc. (the “Company”), was notified of the decision of the three-person arbitration panel relating to its $95 million excess-of-loss reinsurance treaty.  The panel determined that the reinsurance carrier is required to reimburse Triad for claims paid for a 49-day period, instead of until the $95 million policy limit is reached under the reinsurance treaty.  Following the panel’s decision, Triad and the reinsurance carrier reached an agreement in principle to settle the matter in full in exchange for a payment from the reinsurance carrier to Triad of $10 million, which resolves all disputes between the parties and concludes all remaining rights and obligations of the parties under the reinsurance treaty.  In addition to the payment from the reinsurance carrier, Triad also expects to recover approximately $2 million in premium that had previously been expensed.  Net of expenses associated with concluding the arbitration, the settlement is expected to have positive impact of approximately $11.8 million for the second quarter of 2009.

As the matter was in dispute as a gain contingency, the Company did not record any benefit from the reinsurance treaty in its financial statements prepared in accordance with generally accepted accounting principles in the United States and filed with the Securities and Exchange Commission.  However, in consultation with the Illinois Department of Insurance, Triad had previously recorded the net benefit of the reinsurance treaty of $41.2 million in its statutory financial statements at March 31, 2009, which included the $95 million benefit and an accrual for the present value of the future 10-year premium expense due to the reinsurance carrier, reduced by a required reserve reflecting the dispute and aging of the recoverable required under statutory accounting principles.

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include estimates and assumptions related to the conclusion of the arbitration and are subject to change, uncertainty and circumstances that are, in many instances, beyond the Company’s control and they have been made based upon the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company and Triad.  Actual developments and the impact of such developments could differ materially from those expected by the Company, depending on the outcome of a number of factors, including but not limited to those set forth under “Risk Factors” and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon the Company’s current expectations and beliefs concerning future events and the Company undertakes no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth W. Jones
June 10, 2009	Kenneth W. Jones President and Chief Executive Officer